EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2011 in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-177165) and related Prospectus of XOMA Ltd. dated December 13, 2011.

                      /s/ Ernst & Young LLP

San Francisco, California
December 13, 2011